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EXHIBIT 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS

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

                                                                                         THREE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                     ----------------------------
                                                                                         1998           1997
                                                                                         ----           ----
                                                                                        (DOLLARS IN THOUSANDS,
                                                                                        EXCEPT PER SHARE DATA)

BASIC EARNINGS PER SHARE(1):
  Weighted average number of common shares outstanding .........................      127,906,684    125,591,344
                                                                                    =============  =============

Net income .....................................................................    $      63,533         51,883
                                                                                    =============  =============
Basic earnings per share .......................................................    $         .50            .41
                                                                                    =============  =============

DILUTED EARNINGS PER SHARE(1):
  Weighted average number of common shares
   outstanding .................................................................      127,906,684    125,591,344
  Add common stock equivalents for shares issuable under Stock Option Plan .....        3,679,426      3,418,640
                                                                                    -------------  -------------
      Weighted average number of common and common equivalent
        shares outstanding .....................................................      131,586,110    129,009,984
                                                                                    =============  =============

Net income .....................................................................    $      63,533         51,883
                                                                                    =============  =============
Diluted earnings per share .....................................................    $         .48            .40
                                                                                    =============  =============

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(1) Restated to reflect the 2-for-1 stock split issuable on May 20, 1998.
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